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                                                                   Exhibit 9(D)

                                        April 30, 1999



AUSA Life Insurance Company, Inc.
6333 Edgewood Road, S.E.
Cedar Rapids, Iowa  52499

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form W-4 under the Securities Act of 1933, as amended (the "1933 Act"), and Amendment No. 7 to the Registration Statement on Form N-4 under the Investment Company Act of 1940, as amended (the "1940 Act"). File No. 811-9062 (the "Registration Statement"), filed on or around April 30, 1999 by AUSA Life Insurance Company, Inc. and AUSA Life Insurance Company Inc. Separate Account (funding the Advisor's Edge Variable Annuity) with the Securities and Exchange Commission under the 1933 Act and the 1940 Act.

                                        Very truly yours,

                                        /s/ Jorden Burt Boros Cicchotti
                                              Berenson & Johnson LLP
                                        -------------------------------
                                        JORDEN BURT BOROS CICCHOTTI
                                          BERENSON & JOHNSON LLP